UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 23, 2007

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

0-27551 (Commission File Number)		65-0358792 (IRS Employer Identification No.)
3035 East Patrick Lane Suite #9 Las Vegas, NV 89120 (Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 23, 2007, the Registrant entered into a Private Label Purchase Agreement (“Agreement”) with Fusion Telecommunications International, Inc. (“Fusion”) pursuant to which Fusion will, in collaboration with the Registrant, develop customized software solely for the Registrant to facilitate the integration of Fusion’s advanced unified messaging and digital telephone service into the Registrant’s web 2.0 offerings for enterprises and individuals, and will provide certain additional services as set forth in the Agreement. The Agreement has an initial term of 5 years and automatically renews for two-year terms thereafter unless terminated by either party pursuant to three months written notice prior to the expiration of the applicable term. The Registrant has agreed that customers acquired by the Registrant will be activated on Fusion’s network and will remain on Fusion’s network during the term of the Agreement. The Registrant is also required to pay for services prior to initial delivery and to maintain a pre-payment balance. The parties have agreed to pay for the resources they contribute to the development of the customized software.

Simultaneously with the execution of the Agreement, Fusion entered into a Software Escrow Agreement pursuant to which Fusion deposited with the escrow agent all technical information that would be required to permit the Registrant to continue to exercise its rights in the event Fusion ceases to operate its business, Fusion enters bankruptcy or insolvency proceedings, or Fusion materially breaches the Agreement, and a letter of direction authorizing Fusion’s underlying supplier to enter directly into an agreement with the Registrant to provide the services directly to the Registrant under the same circumstances.

Upon the occurrence of an event of default, either party is entitled to terminate the agreement and to exercise all available remedies. Upon the Registrant’s default, Fusion is also entitled to suspend the provision of services and to declare all outstanding amounts due and payable. Upon Fusion’s default, the Registrant is also entitled to obtain release of the materials held in the escrow account.

Prior to the Registrant’s entry into the Agreement, on May 11, 2007, the Registrant purchased, for aggregate consideration of $700,000, 7 units consisting of an aggregate of 700 shares of Fusion’s Series A-2 Cumulative Convertible Preferred Stock and warrants to purchase 421,687 shares of Fusion’s common stock.

The Registrant issued a press release announcing its entry into the Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits.

99.1	Press Release issued by the Registrant on May 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: May 31, 2007	By:	/s/ Lorne Walker
Lorne Walker
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Registrant on May 23, 2007.

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